Exhibit 3.56

ARTICLES OF INCORPORATION

OF

INFOHIGHWAY OF VIRGINIA, INC.

I hereby form a stock corporation under the provisions of Chapter 9 of Title 13.1 of the Code of Virginia and to that end set forth the following:

FIRST: The name of the corporation is:

INFOHIGHWAY OF VIRGINIA, INC.

SECOND: The Corporation will conduct the business of a public service company as provided in Section 13.1-620(D) of the Code of Virginia in that it will provide telecommunications services to the general public.

THIRD: The aggregate number of shares of all classes which the corporation shall have authority to issue is 5,000 shares of common stock, with no par value.

FOURTH: The post office address of the initial registered office is 3512 Halcyon Drive, Alexandria. Virginia 22305. The name of the city in which the initial registered office is located is City of Alexandria. The name of the initial registered agent is Colette M. Capretz. who is a resident of Virginia and a member of the Virginia State Bar.

FIFTH: The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as initial directors are:

Name	Address
Joseph Gregori	1333 Broadway l0th Floor New York, NY 10018

Edward Seidenerg	1333 Broadway 10th Floor New York, NY 10018

Charles Garber	1333 Broadway 10th Floor New York, NY 10018

SIXTH: The duration of the Corporation shall be perpetual.

Dated: November 15, 2000

Susan M. Hafeli, Incorporator 2300 N Street, NW Washington DC 20037-1128

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

November 15, 2000

The State Corporation Commission has found the accompanying articles submitted on behalf of

INFOHIGHWAY OF VIRGINIA, INC.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective November 15, 2000.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

CORPACPT

CIS0423

00-11-13-0251

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of INFOHIGHWAY OF VIRGINIA, INC. on file in the Clerk’s Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: August 16, 2012
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0502